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                       Consent of Independent Accountants

     We consent to the incorporation by reference in the Amendment No. 1 to registration statement (No. 333-38765) on Form S-3, Amendment No. 1 to registration statement (No.333-38759) on Form S-4 and registration statement (No. 333-71063) on Form S-8 of Armor Holdings, Inc. of our report dated March 5, 1999, on our audit of the consolidated financial statements of Armor Holdings, Inc. as of December 31, 1998 and for the year then ended, which appears on page F-2 of this Amendment No. 1 to Form 10K of Armor Holdings, Inc. We also consent to the reference to our firm under the caption "Experts."


                                            /s/ PricewaterhouseCoopers LLP
Jacksonville, Florida
May 28, 1999